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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 1996, with respect to the financial statements of Security Benefit Life Insurance Company and the financial statements of Variflex included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Variflex and the Supplement dated May 1, 1996 to the Prospectus dated June 1, 1995 of Variflex.

                                                      Ernst & Young LLP
                                                      Ernst & Young LLP

Kansas City, Missouri
March 6, 1996